Collegiate Pacific Acquires Majority Interest in Sport Supply Group, Inc.

DALLAS—(BUSINESS WIRE)—July 5, 2005—Collegiate Pacific, Inc (AMEX:BOO):

— Raising FY06 Consolidated Revenue Guidance to $220-230M

— Accretive to FY06 Earnings; EBITDA of $15-20 Million

— Substantial Asset Base now under BOO Managerial Umbrella

The Company will host a conference call to discuss this important development at 10:00 a.m. CDTTuesday, July 5. To access the call, participants may dial 800-901-5247, and passcode 8807387. A replay of the call will be available by calling 888-286-8010 and passcode 21633299.

Collegiate Pacific, Inc (AMEX:BOO) today announced it has acquired a majority stake (53.2%) in Sport Supply Group, Inc (SSPY.PK) “SSG” from Emerson Radio (AMEX:MSN) of Parsippany, N.J. for $32 Million in cash.

Commenting on the transaction, Michael J. Blumenfeld, Chairman and CEO of Collegiate Pacific stated: “We are extremely excited to have completed the purchase of common stock constituting a majority interest in Sport Supply Group, Inc. from Emerson Radio. SSG is poised to become both an immediate and long-term contributor to Collegiate Pacific’s consolidated sales and earnings growth. Combining BOO management’s 500+ cumulative years of marketing, manufacturing and distribution expertise with SSG’s team and operating assets should yield impressive results. Aligning SSG’s technology and infrastructure with BOO management’s rapid growth model and mindset is a compelling fit. Terrence M. Babilla, formerly the COO of Sport Supply Group, will retain this position and take on the added role of President. We welcome Terry as a valuable member of the team.” Mr. Blumenfeld has been elected Chairman and CEO of Sport Supply Group, replacing Geoffrey P. Jurick, the Chairman and CEO of Emerson Radio, in that position.

Mr. Blumenfeld continued: “SSG both compliments and supplements BOO’s existing market presence. SSG services formerly untapped markets for BOO such as the K-6th grade elementary/middle school markets; the public school bid system; out-of-school private youth sport leagues, and the Internet for institutional, team and consumer purchasing. SSG supplements BOO in the varsity recreation and athletic equipment markets via their strong catalog and web presence, and formidable marketing and distribution assets. Both Companies will continue to act as a powerful ally to their respective domestic branded partners and distributors as we expand our reach and continue to build BOO’s institutional sporting goods franchise”

“SSG’s management has proven particularly skillful in achieving cost cuts and operating efficiencies over the last 12-18 months, as evidenced by recent financial progress: FY05 net sales rose 7.3% to $90 Million vs. $83.9 Million in FY04. Operating income improved $6.1 Million to $2.2 Million vs. a FY04 loss of $3.9 Million — helped in large part by a $2 Million reduction in annual operating expenses. Combining SSG management’s proficiency in operations with BOO’s historic strength in the sales and marketing arena should prove valuable to both companies. SSG net income for the FY05 period was $2.1 Million vs. a FY04 loss of $1.7 Million. (The FY04 loss included a one-time gain of $2.7 Million; thus net income actually improved by $6.5 Million on an operating basis for the comparative period).

Adam Blumenfeld, President of Collegiate Pacific, commented further: “This transaction places a multitude of valuable assets under Collegiate Pacific’s managerial umbrella. Among them:

— Combined customer count of 175,000+

— Proprietary Customer Lists and Trade Names including

MacGregor, Voit, Champion Barbell Company and Port-a-Pit Track
and Field

— Industry-Leading Catalog Brands such as BSN Sports and US

Games

— Substantial, Scalable Distribution Platform including a

180,000 sq. ft. facility located 1/4 mile from Collegiate
Pacific Headquarters

— Substantial Manufacturing assets — doubling BOO’s

consolidated volume for steel and aluminum products

— Robust and Scalable SAP IT Platform

— Industry-Best Internet Platform powered by SAP — processed more than 75,000 web orders in FY05

— Sophisticated Inbound Call/Telephony Solution for Customer

Care and Order Administration

— Industry-Leading Youth Sports Division

— Government Sales Division; Tripling current BOO market

penetration

— “Distributor” Sales division; Tripling current BOO market

penetration

— Industry leading presence in “Bid” markets; Substantial

Elementary school presence

— 17 Road Sales Professionals; 187 Total under BOO umbrella

“We are raising our consolidated sales guidance for FY06 (beginning July 1, 2005) to a range of $220-$230 Million. The transaction will be accretive to BOO FY06 fully diluted earnings per share. We intend to more fully discuss specific Sales and EPS guidance for FY06 and beyond in the next few weeks once estimated costs related to FAS-141 (valuation related to goodwill and amortization) are more fully evaluated. We expect FY06 BOO consolidated EBITDA (as defined below) of approximately $15-$20 Million (excluding any transaction related costs) — a byproduct of continued growth from Collegiate Pacific and contribution from our 53.2% ownership interest in SSG. In accordance with the purchase method of accounting, Collegiate Pacific will be effectively reporting 100% of Sport Supply Group’s net sales and 53.2% of their earnings on a go-forward basis.”

EBITDA is used to mean earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, and would be calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance.

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 170 professional road salesmen.

Sport Supply Group is a leading direct marketer and B2B e-commerce supplier of sporting goods and physical education equipment to the institutional and youth sports market place. Athletes, coaches and instructors in schools, colleges, universities, governmental agencies, camps and youth organizations across the country use our products. Collegiate Pacific (AMEX:BOO) owns approximately 53% of Sport Supply Group’s issued and outstanding common stock.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, the future performance of Sport Supply Group as a majority-owned subsidiary of Collegiate Pacific and the ability of Collegiate Pacific to realize benefits from its purchase of a majority interest in Sport Supply Group, the impact of costs related to FAS-141 on the accounting for Collegiate Pacific’s purchase, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT: Collegiate Pacific Inc., Dallas

Adam Blumenfeld/Michael Blumenfeld, 972-243-8100

SOURCE: Collegiate Pacific Inc